UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities and Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

VAXART, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Video A2

Twitter:

Proposal 2 is supported by the two leading proxy firms, @issgovernance and @GlassLewis. Shareholders, click here to vote: https://investors.vaxart.com/shareholder-proxy-faq INSERT VIDEO

LinkedIn:

Proposal 2 is supported by the two leading proxy firms, ISS and Glass Lewis. Shareholders, click here to vote: https://investors.vaxart.com/shareholder-proxy-faq INSERT VIDEO

Video B2

Twitter:

We believe Proposal 2 will allow us to unlock significant value as we move forward. Shareholders, click here to vote: https://investors.vaxart.com/shareholder-proxy-faq INSERT VIDEO

LinkedIn:

We believe Proposal 2 will allow us to unlock significant value as we move forward. Shareholders, click here to vote: https://investors.vaxart.com/shareholder-proxy-faq INSERT VIDEO

Video C2

Twitter:

Proposal 2 will enable VXRT to thoughtfully raise capital as we progress our programs. Shareholders, click here to vote: https://investors.vaxart.com/shareholder-proxy-faq INSERT VIDEO

LinkedIn:

Proposal 2 will enable VXRT to thoughtfully raise capital as we progress our programs. Shareholders, click here to vote: https://investors.vaxart.com/shareholder-proxy-faq INSERT VIDEO

Video D2

Twitter:

Proposal 2 will help strengthen VXRT. To learn why, shareholders, click here: https://investors.vaxart.com/shareholder-proxy-faq INSERT VIDEO

LinkedIn:

Proposal 2 will help strengthen VXRT. To learn why, shareholders, click here: https://investors.vaxart.com/shareholder-proxy-faq INSERT VIDEO

Video E2

Twitter:

Passing Proposal 2 will enable VXRT to continue to use options as a tool to attract and retain talent while aligning our interests with those of you, the shareholders. Shareholders, click here to vote: https://investors.vaxart.com/shareholder-proxy-faq INSERT VIDEO

LinkedIn:

Passing Proposal 2 will enable Vaxart to continue to use options as a tool to attract and retain talent while aligning our interests with those of you, the shareholders. Shareholders, click here to vote: https://investors.vaxart.com/shareholder-proxy-faq INSERT VIDEO

Video F2

Twitter:

Proposal 2 will not cause an automatic 40% dilution to shareholders. This is a big misconception, and for the benefit of our shareholders, it's important to understand what this proposal does and what it doesn't do. Shareholders, click here to learn more and vote: https://investors.vaxart.com/shareholder-proxy-faq INSERT VIDEO

LinkedIn:

Proposal 2 will not cause an automatic 40% dilution to shareholders. This is a big misconception, and for the benefit of our shareholders, it's important to understand what this proposal does and what it doesn't do. Shareholders, click here to learn more and vote: https://investors.vaxart.com/shareholder-proxy-faq INSERT VIDEO